Exhibit 4.10

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE, dated as of June 24, 2024 (this “First Supplemental Indenture”), is entered into by and among Medline Borrower, LP, a Delaware limited partnership (the “Issuer”), Medline Co-Issuer, Inc., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), Medline Intermediate, LP, a Delaware limited partnership (“Holdings”), the subsidiary guarantors listed on the signature pages hereto (the “Subsidiary Guarantors”), and Wilmington Trust, National Association, a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuers, Holdings, the Subsidiary Guarantors, the Trustee and the Notes Collateral Agent have heretofore executed and delivered an indenture, dated as of March 27, 2024 (the “Initial Indenture” and, as further supplemented by this First Supplemental Indenture, the “Indenture”), which provides for the issuance from time to time by the Issuers of 6.250% Senior Secured Notes due 2029;

WHEREAS, pursuant to the Initial Indenture, the Issuers initially issued $1,000,000,000 aggregate principal amount of 6.250% Senior Secured Notes due 2029 (the “Initial Notes”);

WHEREAS, Section 2.01 of the Initial Indenture provides that the Issuers may provide for the issuance of Additional Notes (as defined in the Initial Indenture), subject to compliance with Sections 4.09 and 4.12 of the Initial Indenture;

WHEREAS, the Issuers wish to issue an additional $500,000,000 aggregate principal amount of 6.250% Senior Secured Notes due 2029 as Additional Notes under the Indenture (the “Additional Notes”, together with the Initial Notes, the “Notes”);

WHEREAS, in connection with the issuance of the Additional Notes, the Issuers, Holdings and each of the Subsidiary Guarantors have duly authorized the execution and delivery of this First Supplemental Indenture;

WHEREAS, pursuant to Section 9.01 of the Initial Indenture, the Trustee, the Notes Collateral Agent, the Issuers, Holdings and the Subsidiary Guarantors are authorized to execute and deliver this First Supplemental Indenture to provide for the issuance of Additional Notes, without the consent of any Holders of the Notes; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this First Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, Holdings, the Subsidiary Guarantors, the Trustee and the Notes Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Initial Indenture.

ARTICLE II

ADDITIONAL NOTES

Section 2.1. Additional Notes. The Additional Notes are hereby created under, and shall be governed by, the Indenture, which Additional Notes constitute “Additional Notes ” as defined in and under the Initial Indenture and, except as set forth below, have the same terms as the Initial Notes. The Additional Notes issued pursuant to this First Supplemental Indenture will be issued on June 24, 2024 (the “Issue Date”).

The Additional Notes issued pursuant to this First Supplemental Indenture are expected to be fully fungible with the Initial Notes and will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and other offers to purchase, and are issued under the same CUSIP numbers and ISINs as the Initial Notes (58506D AA6 and US58506DAA63 in the case of Rule 144A Notes), except that the Additional Notes issued pursuant to Regulation S will trade separately under CUSIP number U8357D AB6 and USU8357DAB65 until at least 40 days after the Issue Date.

Promptly following the expiration of 40 days following the issue date of the Additional Notes, the Issuers shall cause the beneficial interests in the Additional Notes in the form of the Regulation S Temporary Global Notes (CUSIP number U8357D AB6 and ISIN USU8357DAB65) to be exchanged for beneficial interests in the form of a Regulation S Permanent Global Note (CUSIP number U8357D AA8 and ISIN USU8357DAA82) pursuant to the Applicable Procedures of the Depository. The Issuers shall deliver written notice to the Depository commencing the mandatory exchange and the Issuers shall deliver to the Trustee a written order to authenticate a new Regulation S Permanent Global Note, along with an Officer’s Certificate and an Opinion of Counsel.

Section 2.2. Aggregate Principal Amount. The aggregate principal amount of the Additional Notes issued pursuant to this First Supplemental Indenture shall be $500,000,000.

Section 2.3. Issue Price, Interest Accrual. The price at which the Additional Notes shall initially be issued is 99.750% of the principal amount thereof, plus accrued and unpaid interest from, and including, March 27, 2024 to, but excluding, the Issue Date. Interest on the Additional Notes will accrue from March 27, 2024. The first interest payment date for the Additional Notes will be October 1, 2024.

Section 2.4. Restricted Notes. The Additional Notes issued pursuant to this First Supplemental Indenture shall be issued as Restricted Global Notes and shall bear the applicable legend regarding transfer restrictions set forth in Section 2.06(g) of the Initial Indenture.

ARTICLE III

MISCELLANEOUS

Section 3.1. Notices. All notices and other communications to the Issuers and the Subsidiary Guarantors shall be given to Medline Industries, LP, 3 Lakes Drive Northfield, IL 60093, Attention: Alex Liberman, Email: aliberman@medline.com, with a copy to (which shall not constitute notice for any purpose under the Indenture) Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Facsimile No.: (212) 455-2502, Attention: Jonathan Ozner, Benjamin Heriaud, Email: jozner@stblaw.com, benjamin.heriaud@stblaw.com.

Section 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders of the Notes, the Trustee and the Notes Collateral Agent, any legal or equitable right, remedy or claim under or in respect of this First Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.3. Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.4. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FIRST SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.5. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This First Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmissions shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes.

Section 3.6. Headings. The headings of the Articles and the Sections in this First Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 3.7. The Trustee and Notes Collateral Agent. Neither the Trustee nor the Notes Collateral Agent makes any representation or warranty as to the validity or sufficiency of this First Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

Section 3.8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

MEDLINE BORROWER, LP

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Chief Legal Officer, Secretary

MEDLINE CO-ISSUER, INC.

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Chief Legal Officer, Secretary

MEDLINE INTERMEDIATE, LP

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Chief Legal Officer, Secretary

APLICARE PRODUCTS, LLC
ESMA-MED-UXBRIDGE, LLC
ESNY-MED-MONTGOMERY, LLC
EXCELSIOR MEDICAL, LLC
HEALTHCARE RECOVERY SERVICES LLC
MBSI, LLC
MEDLINE MEXICO HOLDINGS, LLC
MEDLINE MILLS INDUSTRIES LLC
MEDLINE MILLS LLC
MEDLINE PHARMACY LLC
MEDLINE SOONER ACQUISITION, LLC
MEDLINE UNITED KINGDOM LLC
MEDLINE VENTURES, LLC
MEDTRANS LLC
NIMA ACQUISITION, LLC
NORTHPOINT MEDICAL PROCESSING, LLC
PDM HOLDINGS, LLC
SIMCON INTERNATIONAL, LLC
SURGICAL INSTRUMENT SERVICES AND
SAVINGS, LLC
SUTURE EXPRESS, LLC
TRI-STATE MEXICO HOLDINGS, LLC

By: MEDLINE INDUSTRIES, LP
Its: Manager

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Chief Legal Officer, Secretary

MEDLINE INTERNATIONAL HOLDCO, INC.

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Secretary

CENTURION MEDICAL PRODUCTS, LP
MEDLINE INDUSTRIES, LP

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M.Liberman
Name: Alexander M. Liberman
Title: Chief Legal Officer, Secretary

MEDLINE BERMUDA HOLDINGS LLC
MEDLINE INTERNATIONAL, LLC
MEXICALI DIRECTO HOLDINGS, LLC
PMM HOLDINGS, LLC
THIN CANDIED SHELL, LLC

By: STELLAR HOLDCO, LLC
Its: Manager

By:	/s/ Michael B. Drazin
Name: Michael B. Drazin
Title: Secretary

MEDLINE INDUSTRIES HOLDINGS, L.P.

By: MEDLINE MILLS INDUSTRIES LLC
Its: General Partner

By: MEDLINE INDUSTRIES, LP
Its: Manager

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Chief Legal Officer, Secretary

ML PRODUCTS, LLC
MMS, L.L.C.

By: MEDLINE SOONER ACQUISITION, LLC
Its: Manager

By: MEDLINE INDUSTRIES, LP
Its: Manager

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Chief Legal Officer, Secretary

STELLAR HOLDCO, LLC

By:	/s/ Michael B. Drazin
Name: Michael B. Drazin
Title: Secretary

THIN CANDY SHELL, LLC

By: CENTURION MEDICAL PRODUCTS, LP
Its: Manager

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M.Liberman
Name: Alexander M. Liberman
Title: Chief Legal Officer, Secretary

PLUROGEN THERAPEUTICS, LLC

By:	/s/ Eric B. Hendrickson
Name: Eric B. Hendrickson
Title: Manager

By:	/s/ Stuart J.Schneider
Name: Stuart J. Schneider
Title: Manager

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee and Notes Collateral Agent

By:	/s/ Sarah Vilhauer
Name: Sarah Vilhauer
Title: Assistant Vice President